UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2008

UNIVERSAL PROPERTY DEVELOPMENT AND ACQUISITION CORPORATION
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(Exact Name of Registrant as Specified in Charter)

Nevada	000-25416	20-3014499
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(State of Incorporation)	(Commission File No.)	(I.R.S. Employer
Identification Number)

14255 U.S. Highway 1, Suite 209
Juno Beach, Florida 33408
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(Address of Principal Executive Offices)

(561) 630-2977
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(Registrant’s Telephone Number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

___	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

___	Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1. Registrant’s Business Operations

Item 1.01 Entry Into a Material Definitive Agreement

Background

On April 20, 2007, the Registrant closed a term loan pursuant to the terms and conditions of a Loan Agreement, dated as of April
6, 2007, between the Registrant and Sheridan Asset Management, LLC, a Delaware limited liability company, as the lender
(“Sheridan” or the “Lender”) (the “Loan Agreement”). Pursuant to the terms and conditions of the Loan Agreement, and the ancillary Senior Secured Promissory Note (the “Note”), Security Agreement (the “Security Agreement”) and other related documents (all of which are collectively referred to herein as the “Loan Documents”), UPDA agreed to borrow and Sheridan agreed to lend the aggregate principal amount of Three Million, Six Hundred and Thirty Five Thousand Dollars ($3,635,000)
cash (the “Term Loan”). The Term Loan did not earn interest and the principal amount was due and payable on April 6, 2008.
Pursuant to the terms of the Forbearance Agreement described below, Sheridan agreed to forbear the exercising of its rights under the Loan Documents and in effect extended the due date of the Term Loan until November 1, 2008, as long as the provisions of the Forbearance Agreement are met by the Registrant.

Forbearance Agreement with Sheridan Asset Management LLC

As of May 1, 2008, the Registrant entered into a Forbearance Agreement with Sheridan, pursuant to which Sheridan agreed not to exercise its rights under the Loan Documents that would have arisen as a result of the Registrant’s non-payment of the principal amount on April 6, 2008. Pursuant to the Forbearance Agreement, Sheridan agreed to extend the due date of the Term
Loan to November 1, 2008, as long as the Registrant continues to satisfy the terms and conditions of that agreement. Any capitalized terms in this Item 1.01 that are not defined herein shall have the definition given them under the terms of the
Forbearance Agreement.

Terms of the Forbearance Agreement

The Forbearance Agreement provides for the extension of the due date of the Principal Amount of the Term Loan from April 6,
2008 to November 1, 2008, provided that the terms of the Forbearance Agreement continue to be satisfied by the Registrant. The
Forbearance Agreement requires that the Registrant make an immediate payment of $50,347.22 in interest on the outstanding
Principal Amount for the period April 6, 2008 to April 30, 2008. Going forward, the Registrant is required to: 1) pay all accrued and unpaid interest on the outstanding Principal Amount on the first day of each month commencing on June 1, 2008; 2) make monthly principal payments of $100,000 per month on the first day of each month commencing on July 1, 2008, and 3) pay
Sheridan a forbearance fee in the amount of $500,000 on November 1, 2008. In addition to the above payments, the Registrant is required to meet certain oil and gas production milestones in order to avoid a default under the Forbearance Agreement. Under the Forbearance Agreement, the Registrant shall pay interest on the unpaid Principal Amount of the Term Loan at the rate of 20%
per annum during the forbearance period. The Term Loan continues to be secured by a lien on all the assets of the Registrant and the assets of its subsidiaries, and is further secured by the pledges and other security interests set forth in the Security Agreement and the other Loan Documents.

Events of Default under the Forbearance Agreement include; 1) any Event of Default under the Loan Documents, 2) if the
Registrant fails to comply with any provision of the Forbearance Agreement, and 3) if the Registrant fails, within two business days, to provide Sheridan with such information as Sheridan may reasonably request with respect to the Registrant or the
Collateral.

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The foregoing descriptions of the Forbearance Agreement is not intended to be complete and is qualified in its entirety by the complete text of that agreement, a form of which is attached as Exhibit 10.1 to this Report.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits.

The following Exhibits are hereby filed as part of this Current Report on Form 8-K:

Exhibit	Description

10.1

Forbearance Agreement, dated as of May 1, 2008, among Universal Property Development and Acquisition Corporation (“Borrower”), Kamal Abdallah and Christopher McCauley (the “Guarantors “) and Sheridan Asset Management, LLC (the “Lender”). #

_________________
#	Filed Herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Universal Property Development and Acquisition
Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 9, 2008

UNIVERSAL PROPERTY DEVELOPMENT AND ACQUISITION CORPORATION

By	: /s/ Kamal Abdallah
Kamal Abdallah
President and Principal Executive Officer

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